                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                              -----------------


                                   FORM 8-K


                                CURRENT REPORT




                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   September 18, 1996
                                                   ------------------

                                CD RADIO INC.
             ----------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


                                   Delaware
               ------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


       0-24710                                      52-1700207
- ------------------------                  -------------------------------
(Commission File Number)                 (IRS Employer Identification No.)


Sixth Floor, 1001 22nd Street, N.W.
Washington, D.C.                                                20037
- -----------------------------------------                     ----------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code       (202) 296-6192
                                                         ---------------


        --------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)




                              Page 1 of 5 Pages
                          Exhibit Index is on Page 4
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ITEM 5. OTHER EVENTS.

        CD Radio Inc. (the "Company") has received commitments of approximately $50 million for a private placement of convertible preferred securities, convertible into common stock at discounts to future market prices. The commitments are subject to certain conditions, including conditions related to the licensing of the Company by the Federal Communications Commission to provide a digital audio radio service and to the preparation and execution of definitive documentation with respect to the transaction, and contains certain limitations on the Company's use of proceeds. There can be no assurance that the Company will receive a digital audio radio license, or that commitments will not be modified, withdrawn or terminated, or that the sale of any or all of the issue will be completed. These securities have not been registered under the Securities Act of 1933 or any state securities law, and may not be offered or sold without registration or pursuant to a valid exemption from registration.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)      Exhibits

99       Press release dated September 18, 1996










                              Page 2 of 5 Pages
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                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                CD RADIO INC.





   September 18, 1996           By /s/ DAVID MARGOLESE
- ----------------------------      ---------------------------------
           Date                   David Margolese
                                  Chairman of the Board and Chief
                                    Executive Officer







                              Page 3 of 5 Pages
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                                Exhibit Index

Exhibit
Number        Exhibit                                    Page
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

99            Press release dated September 18, 1996     5








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